UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Plumas Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

Dear Shareholder,

As we close in on our 45th year of banking, we are excited to report that despite a challenging economic and interest rate environment, Plumas Bancorp ended 2024 with solid financial performance. Our strategic initiatives and prudent management have enabled us to navigate these challenges effectively, ensuring continued growth and stability. The Company continues to be recognized with regional and national awards including the Raymond James Community Bankers Cup and being re-listed on the Russell 2000. Plumas Bancorp also gained further independent research coverage from Piper Sandler and Stephens, adding to Raymond James’ equity research on the Company.

In early 2024 we executed a sale leaseback strategy, offsetting this significant one-time gain by recognizing losses in a securities portfolio restructure which will improve interest income for years to come. We paid off borrowings from the Federal Reserve and continued to build our loan portfolio, particularly with Government-guaranteed SBA production. Additionally, we have worked to enhance both our lending process and platform, moving to more digital processes to improve efficiency and improve client service.

We are thrilled with our pending acquisition of Cornerstone Community Bancorp, which we expect to complete in the second half of 2025. Our companies share a connection with the people and businesses who have built their livelihoods throughout Northern California. Upon completion, we look forward to providing long-term value to our combined shareholders, clients, team members and the communities we serve.

Looking forward, we have released our reimagined Mission, Vision, and Values statements as we prepare to celebrate Plumas Bank’s 45th anniversary in December.

We thank our clients, communities, employees and investors for their unwavering support. Your trust enables Plumas Bank to uphold our commitment to being Here. FOR GOOD. We look forward to the future with excitement and confidence, knowing that our strategic initiatives will continue to deliver positive outcomes.

Andrew J. Ryback Director, President & Chief Executive Officer	Daniel E. West Director, Chairman of the Board

 Table of Contents

Proxy Statement	7
Notice of Internet Availability of Proxy Materials	8
Voting by Proxy	9
Revocability of Proxies	10
Persons Making this Solicitation	10
Voting Securities	11
Security Ownership of Certain Beneficial Owners and Management	12
2024 Performance Highlights	14

Election of Directors	15
Experience and Qualifications	17
The Board of Directors and Committees	22
Shareholder Communication with the Board of Directors	22
Board Role in Risk Oversight	23
Leadership Structure of Board	25
Code of Ethics	25
Insider Trading Policy; Anti-Hedging	25
Director Independence	26
Certain Transactions	26
Audit & Risk Committee	27
Corporate Governance & Compensation Committee	28
Corporate Citizenship Practices	30
Compensation of Directors	31
Director Retirement Agreements	31
Post-Retirement Consulting Agreements	32
Stock Ownership Guidelines	32

4

Executive Compensation	33
Proposal 2: Non-Binding Advisory Vote on Executive Compensation	34
Proposal 3: Non-Binding Advisory Vote on the Frequency of Future Advisory Votes on the Company's Executive Compensation	35
Compensation of Executives	36
Non-Equity Incentive Plan	37
Pay Versus Performance	39
Equity Compensation	40
Employment Agreements, Post-Employment Benefits and Potential Payments Upon Termination or Change of Control	41
Perquisites	44
Outstanding Equity Awards as of December 31, 2024	44

Proposal 4: Ratification Of Appointment Of Independent Registered Public Accounting Firm	45
Change in Independent Auditors	46
Fees Paid to Independent Auditors	47
Audit & Risk Committee Report	48

Shareholder Proposals and Nominations	49

Other Matters and Available Information	51
Other Matters	52
Available Information	53

2025 Proxy Statement	5

Notice of Annual Meeting of Shareholders

Date/Time	Location	Record Date
Wednesday, May 21, 2025	Nevada Museum of Art	March 25, 2025
9:30 a.m. Pacific Time	160 W. Liberty Street
Reno, Nevada

Notice is hereby given of the Annual Meeting of Shareholders of Plumas Bancorp. The meeting will be held at the Nevada Museum of Art at 160 W. Liberty Street, Reno, Nevada, on Wednesday, May 21, 2025 at 9:30 a.m. Pacific Time, for the purpose of considering and voting upon the following matters:

Proposal 1: Election of Nine Directors

Michonne R. Ascuaga, Steven M. Coldani, Kevin Foster, Richard F. Kenny, Robert J. McClintock, Heidi S. O’Gara, Sushil A. Patel, Andrew J. Ryback, Daniel E. West

Proposal 2: Advisory Vote on Executive Compensation

Proposal 3: Advisory Vote on Frequency of Vote on Executive Compensation

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

And such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Our Board of Directors recommends that you vote FOR each of our nine director nominees in Proposal 1, for every 1 YEAR for Proposal 3 and FOR Proposals 2 and 4.

The proxy statement accompanying this notice includes important information about the Annual Meeting and these proposals. Please follow the instructions to vote by telephone or over the internet on your Notice of Internet Availability, proxy card or voting instruction form. If you received a paper set of materials you may sign and return the enclosed proxy. The proxy may be revoked at any time prior to its exercise.

Internet	Telephone	Mail
www.proxyvote.com	1.800.690.6903	Sign, date, and mail
		the Proxy card

By Order of the Board of Directors,

Michonne R. Ascuaga, Secretary

Dated: April 10, 2025

6

Proxy Statement

Annual Meeting of Shareholders

May 21, 2025

Plumas Bancorp (the "Company") is providing this proxy statement to its shareholders in connection with the annual meeting of shareholders to be held at the Nevada Museum of Art at 160 W. Liberty Street, Reno, Nevada, on Wednesday, May 21, 2025 at 9:30 a.m. Pacific Time and at any and all adjournments or postponements thereof (the "Meeting").

Proxy Statement

Notice of Internet Availability of Proxy Materials

To expedite delivery, reduce costs and decrease the environmental impact of our proxy materials, we are using an SEC rule that allows us to furnish proxy materials over the internet instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about April 10, 2025, shareholders were sent a Notice of Internet Availability (the “Notice”) containing instructions on how to access our proxy materials, including this proxy statement and the 2024 Plumas Bancorp Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2024, over the internet.

If you received the Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the Notice. The Notice is not a proxy card that can be submitted to vote your shares. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how to vote via the internet or by telephone. Shareholders who have requested paper copies of the proxy materials will receive printed copies in the mail.

If you receive more than one Notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the internet or by telephone or sign and return by mail all proxy cards.

If you received paper copies of the proxy materials this year, but in the future would like to receive only the Notice and access the proxy materials electronically, you can elect to do so by: (i) following the instructions provided in the proxy card, if your shares are registered in your name, or (ii) by contacting your broker, trustee, bank or other nominee, if you hold your shares in street name.

View the Proxy Statement & 2024 Annual Report to Shareholders at http://materials.proxyvote.com/729273

8

Proxy Statement

Voting by Proxy

Whether or not you plan to attend the Meeting, if you are a holder of record you may submit a proxy to vote the shares registered in your name via internet, telephone or mail as more fully described below:

●	By Internet: Go to https://www.proxyvote.com and follow the instructions. You will need information from your Notice, proxy card or electronic delivery notice to submit your proxy.

●	By Telephone: Call 1.800.690.6903 and follow the voice prompts. You will need information from your Notice, proxy card or electronic delivery notice to submit your proxy.

●	By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the envelope provided.

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are the holder of record with respect to those shares.

If a bank, broker or other nominee holds your shares, you will receive voting instructions directly from the organization holding your shares as the holder of record. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of “routine” proposals such as the ratification of the auditor appointment, but may not vote your shares on “non-routine” proposals, including the election of directors, the advisory vote on the Company’s executive compensation, the frequency of future advisory votes on the Company’s executive compensation, or any other “non-routine” item of business. Your broker is not required to vote your shares if you do not provide instructions.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via internet or telephone.

If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Company’s Board of Directors (the “Board”):

●	“FOR” Proposal 1: Election to the Board of all the nine director nominees named in this proxy statement;

●	“FOR” Proposal 2: Approval of the Company’s executive compensation on an advisory (non-binding) basis;

●	“FOR” Proposal 3: Future advisory votes on the Company’s executive compensation program to be held every year;

●	“FOR” Proposal 4: Ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2025.

If other matters properly come before the Meeting, the persons appointed to vote the proxies will vote on such matters in accordance with the recommendations of management. Such persons also have discretionary authority to vote to adjourn the Meeting, including for the purpose of soliciting additional proxies to vote in accordance with the recommendations of the Board on any of the above items.

The proxies that we are soliciting authorize the proxy holders to vote your shares in accordance with your instructions at any adjournment or postponement of the Meeting.

2025 Proxy Statement	9

Proxy Statement

Revocability of Proxies

If you are a holder of record, you may revoke your proxy at any time before it is exercised by:

●	written notice of revocation delivered to Michonne R. Ascuaga, Board Secretary of Plumas Bancorp, at 5525 Kietzke Lane, Suite 100, Reno, Nevada 89511;

●	delivering a properly executed proxy of a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or the Company’s Secretary;

●	casting a new vote by telephone or internet; or

●	voting in person at the Meeting.

If a bank, broker or other nominee holds your shares and you voted by proxy, you may revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

Persons Making this Solicitation

The Board is soliciting proxies. The Company will bear the expense of preparing, assembling, printing and mailing this proxy statement and the material used in the solicitation of proxies for the Meeting. The Company contemplates that proxies will be solicited principally using the internet, but officers, directors and employees of the Company may solicit proxies personally, by telephone or other means, without receiving special compensation for the solicitation. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, the Company may utilize the services of individuals or entities not regularly employed by the Company in connection with the solicitation of proxies if management of the Company determines that this is advisable.

10

Proxy Statement

Voting Securities

The Board has fixed March 25, 2025 as the record date for purposes of determining the shareholders entitled to notice of, and to vote at, the Meeting. On March 25, 2025, there were 5,920,083 shares of the Company’s common stock issued and outstanding. Each holder of the Company’s common stock will be entitled to one vote for each share of the Company’s common stock held of record on the Company’s books as of the record date. There is no cumulative voting in the election of directors.

Under New York Stock Exchange (“NYSE”) Rule 452, brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers. Although Plumas Bancorp common stock is listed on the Nasdaq Stock Market, Rule 452 affects the Company because most of the common shares held in “street name” are held with NYSE member-brokers. The ratification of the Board’s selection of the independent auditors currently qualifies as a “routine” matter. Your broker, therefore, may vote your shares in its discretion on that routine matter if you do not instruct your broker how to vote on them. Your broker is prohibited from voting your shares on non-routine matters unless you have given voting instructions on that matter to your broker. The election of directors, the advisory vote on the Company’s executive compensation, and the frequency of future advisory votes on the Company’s executive compensation are non-routine matters under Rule 452. Therefore, if you do not give voting instructions with respect to the election of directors, the advisory vote on the Company’s executive compensation, or the frequency of future advisory votes on the Company’s executive compensation your broker will return a proxy card to the Company without voting on this non-routine matter, which is referred to as a “broker non-vote” or sometimes referred to as “uninstructed shares.”

The nine nominees for director receiving the most votes will be elected. Therefore, shares voted “withhold” or “abstain” and broker non-votes will have no impact on the outcome of the election of directors.

Proposal 2, the advisory vote on the Company’s executive compensation program, requires the approval of a majority of the shares represented and voting at the Meeting, with affirmative votes constituting at least a majority of the required quorum. Shares voted “withhold”, “abstain”, and broker non-votes will have no impact on the outcome of Proposal 2 assuming that the affirmative votes constitute at least a majority of the required quorum.

With respect to proposal 3, the advisory proposal concerning the frequency of future advisory votes on the Company’s executive compensation program, the Board will consider the alternative (one, two or three years) receiving the most votes to be the preference of the shareholders. Shares voted “withhold”, “abstain”, and broker non-votes will have no impact on the outcome of Proposal 3 assuming that the affirmative votes constitute at least a majority of the required quorum.

Proposal 4, to ratify the appointment of the Company’s auditors, requires the approval of a majority of the shares represented and voting at the Meeting, with affirmative votes constituting at least a majority of the required quorum. Therefore, shares voted “withhold,” “abstain,” and broker non-votes, if any, will have no impact on the outcome of Proposal 4 assuming that the affirmative votes constitute at least a majority of the required quorum.

2025 Proxy Statement	11

Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 25, 2025, the number and percentage of shares of the Company’s outstanding common stock beneficially owned, directly or indirectly, (1) by shareholders known by the Company to beneficially own 5% or more of the outstanding shares of the Company’s common stock, (2) by each of the Company’s directors and the executive officers named in the Summary Compensation Table in this proxy statement and (3) by all of the Company’s directors and executive officers as a group.

“Beneficial ownership” is determined under the Securities and Exchange Commission (“SEC”) rules and does not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a person has sole or shared voting or investment power and shares as to which such person has the right to acquire beneficial ownership within 60 days of March 25, 2025. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned or acquirable by exercise of stock options and any shared voting power reflects power shared with his or her spouse. Management is not aware of any arrangements that may result in a change of control of the Company.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Principal Shareholders that own 5% or more
Fidelity Management & Research LLC	527,733 (2)	8.9
BlackRock, Inc.	322,890 (3)	5.5
The Vanguard Group	304,321 (4)	5.2
Directors and Named Executive Officers:
Andrew J. Ryback, President, CEO and Director	97,328, (5)	1.6
Richard L. Belstock, EVP and CFO	71,015 (6)	1.2
BJ North, EVP and Chief Banking Officer (CBO) of Plumas Bank	6,480 (7)	*
Daniel E. West, Director and Chairman of the Board	73,730 (8)	1.2
Robert J. McClintock, Director and Vice Chairman of the Board	112,683 (9)	1.9
Michonne R. Ascuaga, Director and Secretary of the Board	10,987 (10)	*
Steven M. Coldani, Director	28,782 (11)	*
Heidi S. O’Gara, Director	10,715 (12)	*
Richard F. Kenny, Director	15,085 (13)	*
Sushil A. Patel, Director	2,385	*
Kevin Foster, Director	1,000 (14)	*
All 13 Directors and Executive Officers as a Group	463,150	7.7

12

Proxy Statement

*	Less than one percent
(1)

Includes 85,517 shares subject to options held by the directors and executive officers that were exercisable within 60 days of March 25, 2025. In accordance with SEC rules, shares a director or executive officer has the right to acquire upon exercise of a stock option within 60 days of March 25, 2025 are treated as issued and outstanding for the purpose of computing his or her own percentage ownership and the percentage ownership of directors and executive officers as a group, but not for the purpose of computing the percentage of class owned by any other person, including principal shareholders.

(2)

Based solely on information provided by the beneficial owners in a Schedule 13G filed with the SEC on February 8, 2024 by FMR LLC, FMR LLC directly holds 527,733 shares of common stock of the Company. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)

Based solely on information provided by the beneficial owners in a Schedule 13G filed with the SEC on February 2, 2024 by BlackRock, Inc., BlackRock, Inc. directly holds 322,890 shares of common stock of the Company. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(4)

Based solely on information provided by the beneficial owners in a Schedule 13G filed with the SEC on January 31, 2025 by The Vanguard Group, The Vanguard Group holds 304,321 shares of common stock of the Company. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Mr. Ryback has shared voting and investment powers as to 55,300 of these shares. Includes 8,260 shares that Mr. Ryback has the right to acquire upon the exercise of stock options within 60 days of March 25, 2025.

(6)	Includes 8,180 shares that Mr. Belstock has the right to acquire upon the exercise of stock options within 60 days of March 25, 2025.
(7)	Includes 6,480 shares that Ms. North has the right to acquire upon the exercise of stock options within 60 days of March 25, 2025.
(8)

Mr. West has shared voting and investment powers as to 40,174 of these shares and sole voting powers but shared investment powers as to 16,794 of these shares. Includes 7,980 shares that he has the right to acquire upon the exercise of stock options within 60 days of March 25, 2025.

(9)

Mr. McClintock has shared voting and investment powers as to 55,749 of these shares. Includes 7,300 shares that he has the right to acquire upon the exercise of stock options within 60 days of March 25, 2025.

(10)	Includes 5,480 shares that Ms. Ascuaga has the right to acquire upon the exercise of stock options within 60 days of March 25, 2025.
(11)

Mr. Coldani has shared voting and investment powers as to 14,139 of these shares. Mr. Coldani has no voting powers as to 1,780 of these shares. Includes 7,980 shares that he has the right to acquire upon the exercise of stock options within 60 days of March 25, 2025.

(12)	Includes 5,480 shares that Ms. O’Gara has the right to acquire upon the exercise of stock options within 60 days of March 25, 2025.
(13)

Mr. Kenny has shared voting and investment powers as to 10,257 of these shares. Includes 3,817 shares that he has the right to acquire upon the exercise of stock options within 60 days of March 25, 2025.

(14)	Under the Company’s stock ownership guidelines, Mr. Foster, as a newly appointed Director, is required to purchase $150,000 of Plumas Bancorp stock within three years of his appointment

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. The Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto and the Reporting Persons’ written representations furnished to the Company during and with respect to its 2024 fiscal year, the following Reporting Persons failed to file, on a timely basis, reports required during or with respect to 2024 by Section 16(a) of the Securities Exchange Act of 1934, as amended, as follows. Each of the current directors and executives who held their respective positions during 2024 inadvertently failed to timely file one report each on Form 4 with respect to the grant of options or restricted stock units. And Ms. O’Gara failed a Form 5 reporting related to six acquisitions of a total of 103 shares pursuant to dividend reinvestments made during 2023 which she was unaware of.

2025 Proxy Statement	13

2024 Performance Highlights

14

Proposal 1: Election of Directors

The Board has nominated each of the persons listed below for election as directors at the Meeting to serve until the 2026 Annual Meeting of Shareholders and until their successors are elected. The proxy holders will vote shares represented by proxies in such a manner as to elect all nine nominees. The nine nominees receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, the proxies will be voted for the election of a substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures set forth in the Company’s Bylaws. See “Shareholder Proposals - Nomination of Director Candidates.”

The following table sets forth the names of, and certain information concerning, the persons to be nominated by the Board for election as directors of the Company. Each of the nominees is currently a director of the Company and the Company’s subsidiary, Plumas Bank (the “Bank”).

Name and Title Other than Director	Age	Year First Appointed Director	Principal Occupation During the Past Five Years
Daniel E. West Chairman of the Board	71	1997	President, Graeagle Land & Water Co., a land management company. President, Graeagle Water Co., a private water utility, Graeagle, CA. Member, Graeagle Timber Co.
Robert J. McClintock Vice Chairman of the Board	67	2008	Certified Public Accountant, former co-owner of McClintock Accountancy Corporation, Tahoe City, CA. Co-owner 305 West Lake Blvd, LLC.
Michonne R. Ascuaga Secretary of the Board	63	2019	Retired
Steven M. Coldani	71	2013

President, Owner/Broker, Coldani Realty Inc. and co-owner of Graeagle Associates Realtors; a managing member of Coldani Farming, LLC, a diversified farming company, and Coldani Olive Ranch, LLC, Lodi, CA.

Heidi S. O’Gara	61	2019	Former Nevada state senator. Former Executive Director of External Relations at University of Nevada, Reno.
Richard F. Kenny	76	2017	Retired
Sushil A. Patel	47	2024

Owner, Laxmi Hotels, LLC, Mountain West Builders, LLC, Sharlands Hospitality, LLC, Corporate Pointe Hospitality, LLC, SLT Hospitality OZ Fund, LLC, SP OZ Fund, LLC, Laxmi Holdings, LLC, and Laxmi Reno, LLC.

Kevin Foster	63	2025	Retired
Andrew J. Ryback	59	2016	President and CEO of Plumas Bancorp and Plumas Bank

16

Proposal 1: Election of Directors

Experience and Qualifications

The following provides a brief description of the business experience of each nominee and the experience and qualifications that the Corporate Governance & Compensation Committee considered in nominating them to serve as directors. Unless otherwise specified, each nominee has held his or her current position of employment or has been retired for at least five years.

None of the nominees were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such. There are no family relationships among any of the directors or executive officers of the Company. No director of the Company serves as a director of any company that has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

Daniel E. West
Chairman of the Board
Director since 1997

Daniel E. West has lived in Graeagle, California since 1958. He is president of Graeagle Land and Water Company, a land management company, and Graeagle Water Company, a private water utility. Mr. West is a managing member of Graeagle Timber Company, LLC. He also serves as a director on the boards of Graeagle Fire Protection District and California Water Association. Mr. West graduated from the University of the Pacific, Stockton, California where he received a Bachelor of Science degree in Business Administration. Mr. West’s valuable business acumen, his extensive experience on various and diverse boards, and his deep ties to his community highly qualify him for service as a member of the Board and Chairman.

Robert J. McClintock
Vice Chairman of the Board
Director since 2008

Robert J. McClintock resides in Reno, Nevada. He is a retired Certified Public Accountant. As a retired CPA, Mr. McClintock brings strong accounting and financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management, and he qualifies as an audit committee financial expert for the Board’s Audit & Risk Committee. He is a board member and Treasurer of the Kiwanis Club of North Lake Tahoe and served previously as its President. He is a member of the advisory board for the Tahoe Truckee Excellence in Education Foundation and served previously as its Treasurer. Mr. McClintock attended Michigan Tech University where he received his Bachelor of Science degree in Business Administration.

2025 Proxy Statement	17

Proposal 1: Election of Directors

Experience and Qualifications

Michonne R. Ascuaga
Secretary of the Board
Director since 2019

Michonne R. Ascuaga is a native northern Nevadan and has 30 years of experience working at John Ascuaga’s Nugget, a hotel-casino, serving as its CEO for the 16 years preceding its sale in 2013. From 2015 to 2016 Ms. Ascuaga served as Commissioner for the Nevada State Gaming Commission. Having served on numerous boards over the years, Ms. Ascuaga currently sits on the board of the Nevada Western Heritage Alliance. She received her Bachelor of Science degree in Mathematics from Santa Clara University and her Master of Business Administration from Stanford University. Ms. Ascuaga’s extensive management experience, leadership skills and her knowledge of and involvement in the communities the Company serves well qualifies her for service as a director of the Company.

Steven M. Coldani
Director
Director since 2013

Steven M. Coldani was born and raised in Lodi, California. He is a licensed real estate broker and the president and owner of Coldani Realty Inc. in Lodi, California; he is also co-owner of Graeagle Associates Realtors in Graeagle, California since 1992. In addition, Mr. Coldani is a managing member of Coldani Farming, LLC, a diversified farming company producing various row crops, tree and nut crops, olives, grapes, hay, and livestock. He is also a past director of the California Association of Realtors. Mr. Coldani graduated from the University of the Pacific, Stockton, California where he received a Bachelor of Science degree in Business and Public Administration. Mr. Coldani’s relevant experience qualifying him for service as a member of the Board includes his familiarity with the real estate markets in which we operate, a broad range of management and community service experience including his prior service on the board of Community Business Bank, and his membership in the Lodi District Chamber of Commerce, the Lodi Association of Realtors, the Plumas Association of Realtors and the Tahoe-Sierra Board of Realtors.

18

Proposal 1: Election of Directors

Experience and Qualifications

Heidi S. O’Gara
Director
Director since 2019

Heidi Seevers O’Gara resides in Reno and has over 30 years of management experience. Ms. O’Gara served in Nevada’s part-time legislature as a state senator from 2016 to 2024 and served in the state assembly from 2004 to 2010. She was elected the floor minority leader for each legislative body. She also previously served as Chief of Staff to Nevada Governor Brian Sandoval from January 2011 to September 2012. Her time in the executive and legislative branches of state government included roles related to business, education, economic development, workforce training, and energy. Upon her departure from Governor Sandoval’s Office, Ms. O’Gara served as the Executive Director of External Relations at the University of Nevada, Reno. While at the University of Nevada, Reno, Ms. O’Gara led the University’s economic development efforts and served on behalf of the University on the boards of the Economic Development Authority of Western Nevada (EDAWN) and Downtown Reno Partnership. Ms. O’Gara holds a bachelor of science degree in engineering from Santa Clara University and holds an MBA from the University of Nevada, Reno. Ms. O’Gara’s experience with economic development, knowledge of and involvement in the northern Nevada region and extensive leadership experience qualify her for service as a member of the Board.

Richard F. Kenny
Director
Director since 2017

Richard F. Kenny resides in Reno, Nevada and has over 40 years of leadership experience in Operations, Information Systems, Strategic Planning and Credit Risk Management. Before retiring in 2010, he was the founding President and CEO of Charles Schwab Bank, a subsidiary of the Charles Schwab Corporation. Prior to that, he served in a variety of management roles with Citibank, both domestic and international. He is actively involved with KNPB public television in Reno and Capital Public Radio in Sacramento. He graduated from Northwestern University in Evanston, Illinois with a Bachelor of Science degree in Business Administration and Marketing and received his MBA in Finance from the University of Chicago. Mr. Kenny’s relevant experience qualifying him for service as a member of the Board includes his extensive leadership experience, knowledge of the financial industry and community involvement.

2025 Proxy Statement	17

Proposal 1: Election of Directors

Experience and Qualifications

Sushil A. Patel
Director
Director since 2024

Sushil Patel is originally from South Lake Tahoe, California, and is a successful business leader in the hospitality, lodging and real estate industries. He is the owner of Laxmi Hotels and operates five hotel properties in Lake Tahoe and Reno. For more than 20 years, Mr. Patel has developed real estate projects in both Nevada and California. He is a managing partner for Mountain West Builders, which is one of the largest multifamily contractors in Northern Nevada. Mr. Patel lives in Reno with his wife and four children and is an active member of the community serving on the Renown Health Foundation board. He earned his bachelor’s degree in business administration and public relations from California State University, Sacramento. Mr. Patel’s extensive management experience, familiarity with the real estate markets in which we operate, and involvement in the communities the Company serves, well qualifies him for service as a director of the Company.

Kevin Foster
Director
Director since 2025

Kevin Foster is a fourth generation Californian who resides in both Lake Tahoe and Lafayette, California. A seasoned banking professional, he brings over 40 years of experience in lending, technology, cybersecurity, data, consulting, and sales, with a proven track record of driving transformation, efficiency, and compliance. Kevin retired in 2023 following a distinguished career, most recently serving as a Managing Director at Ernst & Young, one of the world’s largest professional services firms. Past employers included Teradata Corporation and Bank of America. An active community leader, Kevin has previously served on the board of Junior Achievement and is a regular volunteer at Glide Memorial in San Francisco. In Lake Tahoe, he contributes his leadership to multiple boards, including the Chambers Landing Recreation Association, Chamberland Beach & Mountain Club, and the Chambers Pier Association. He also spearheaded efforts to earn Firewise USA recognition for his community. Kevin holds a Bachelor of Science degree in Finance from San Jose State University.

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Proposal 1: Election of Directors

Experience and Qualifications

Andrew J. Ryback
Director, President and CEO
Director since 2016

Andrew J. Ryback has been the President and Chief Executive Officer of the Company and the Bank since 2011. He previously served as interim President and Chief Executive Officer from March 2010 to November 2011 and, prior thereto, as Executive Vice President and Chief Financial Officer from 2005 to 2011. He joined the Bank in July 2001. Mr. Ryback received his Bachelor of Science degree in Business Administration from California State University, Northridge. He is a Certified Public Accountant and a graduate of Pacific Coast Banking School. Mr. Ryback actively serves in a variety of national, regional and local organizations: Mr. Ryback is the California Delegate to the Federal Delegate Board of the Independent Community Bankers of America (ICBA), he serves on ICBA’s Legislative Issues Committee and is the past Chair of the board of the California Community Banking Network. He previously served on the Federal Reserve Board of Governors’ Community Depository Institutions Advisory Council (CDIAC) and as chairman of the Federal Reserve Bank of San Francisco’s CDIAC. Furthermore, Mr. Ryback is past president of the Rotary Club of Quincy and served as an assistant governor for Rotary District 5190. Locally, he serves on the Board of Directors of Plumas District Hospital and as Commissioner and Treasurer for the Quincy Fire Protection District where he previously served as a volunteer firefighter. Mr. Ryback’s qualifications for serving as a director include his extensive banking, finance and leadership experience. In addition, as the Company’s President and Chief Executive Officer, Mr. Ryback brings the Board a deep familiarity with the Company and its operations.

The Board of Directors recommends a vote “FOR” election of each of the nominees listed above.

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Proposal 1: Election of Directors

The Board of Directors and Committees

During 2024, the Company’s Board of Directors met 16 times. None of the Company’s directors attended less than 75 percent of all Board of Directors meetings and committee meetings of which they were members. The Company does not have a policy requiring director attendance at its annual meeting of shareholders; however, most directors attend the meeting as a matter of course. Nine directors (all of the then-current directors) attended the 2024 annual meeting of shareholders. The Board has established, among others, an Audit & Risk Committee and a Corporate Governance & Compensation Committee, which serves as a nominating committee and a compensation committee. Both of these committees have charters that are available on the Company’s website, www.plumasbank.com.

Shareholder Communication with the Board of Directors

If you would like to communicate with the Board or the Chairman you may send correspondence to the Board Secretary, Plumas Bancorp, 5525 Kietzke Lane, Suite 100, Reno, Nevada 89511. The Board Secretary reviews such correspondence and forwards copies or summaries to the directors as they consider appropriate. Communications are forwarded to the Board or the Chairman if the Board Secretary determines that the communications concern important substantive matters, suggestions or comments or contain information that is important for the Board or the Chairman to know. Items that are unrelated to the duties and responsibilities of the Board or the Chairman such as spam, mass mailings, job inquiries, surveys and business solicitations (the “Unrelated Items”) will not be forwarded. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded. Any communication that is relevant to the conduct of the Company’s business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Chairman and any other director on request. The independent directors approved these procedures and specifically instructed that any personal employee complaints (other than those involving the Company’s executive officers) be forwarded to the Company’s Human Resources Department. For information about submitting shareholder proposals and director nominations, please see “Shareholder Proposals and Nominations.”

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Proposal 1: Election of Directors

Board Role in Risk Oversight

The Board’s duties include understanding and assessing risks to the Company and monitoring the management of those risks. To fulfill this responsibility the directors are expected to attend all Board meetings and meetings of the committees on which they serve and review materials in advance of the meetings. Each Board meeting includes a review of the activities of each board committee, including the committees’ activities related to risk management. Each of our board committees concentrates on specific risks for which they are assigned, and each committee is required to regularly report to the Board on its findings.

The Board believes that evaluating how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board has designated the Audit & Risk Committee with primary responsibility for overseeing enterprise risk management. While the Audit & Risk Committee has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. For example, the Corporate Governance & Compensation Committee reviews risks related to legal and regulatory compliance as they relate to corporate governance structure and processes and reviews risks related to compensation matters. Our Loan Committee regularly reviews the Company’s lending policies, evaluates the adequacy of our allowance for credit losses, and approves the Company’s larger extensions of credit. The Board is apprised by the committee chairs of significant risks and management’s response to those risks via periodic reports. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Furthermore, because the banking industry is highly regulated, certain risks to the Company are monitored by the Board through its review of the Company’s compliance with regulations set forth by its regulatory authorities, including the Federal Reserve Board, Federal Deposit Insurance Corporation and California Department of Financial Protection and Innovation, and recommendations contained in regulatory examinations. The Company’s risk management officer regularly reports to and meets with the Audit & Risk Committee.

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Proposal 1: Election of Directors

With respect to risk related to compensation matters, the Corporate Governance & Compensation Committee considers, in establishing and reviewing the Company’s executive compensation program, whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. On December 20, 2023, the Board approved the Company’s cash non-equity incentive plan for 2024. (See “Executive Compensation – Non-Equity Incentive Plan.”) No individual officer’s earnings under the 2024 non-equity incentive plan exceeded $122,444, except for Mr. Ryback who earned an incentive of $284,963. The Corporate Governance & Compensation Committee concluded that the 2024 non-equity incentive plan did not encourage unnecessary or excessive risk taking. The other significant source of compensation to executives is in the form of long-term equity awards that are important to help further align executives’ interests with those of the Company’s shareholders. The Corporate Governance & Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s stock price, and awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

The Corporate Governance & Compensation Committee has also reviewed the Company’s compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Corporate Governance & Compensation Committee believes that the design of the Company’s annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

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Proposal 1: Election of Directors

Leadership Structure of Board

The Board believes that the Company and its shareholders are best served by having an independent Board Chairman and a separate CEO. We separate these roles in recognition of the differences between the two roles. The CEO is responsible for day-to-day leadership and performance of the Company, while the Chairman of the Board provides strategic guidance to the CEO and presides over meetings of the full Board.

Code of Ethics

The Board of Directors has adopted a code of business conduct and ethics for directors, officers (including the Company’s principal executive officer and principal financial officer) and financial personnel, known as the Corporate Governance Code of Ethics, or Code of Ethics. Shareholders may request a free copy of the Code of Ethics from Plumas Bancorp, Ms. Jamie Huynh, Investor Relations, 5525 Kietzke Lane, Suite 100, Reno, Nevada 89511. Additionally, a copy of the Code of Ethics can be accessed at www.plumasbank.com.

Insider Trading Policy; Anti-Hedging

The Board of Directors has adopted an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities by directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations and NASDAQ listing standards. Among other things, the Company’s insider trading policy prohibits the Company’s directors, officers, and employees from engaging in short sales of the Company’s common stock or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities they own. A copy of the insider trading policy has been filed with the SEC as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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Proposal 1: Election of Directors

Director Independence

The Board has determined that each of the following non-employee directors are “independent” within the meaning of NASDAQ’s listing standards.

Michonne R. Ascuaga

Steven M. Coldani

Heidi S. O’Gara

Richard F. Kenny

Sushil A. Patel

Robert J. McClintock

Kevin Foster

Daniel E. West

Mr. Ryback is not independent because he is an employee of the Company.

Director tenure ranges from less than one to twenty-eight years, providing Board refreshment as well as continuity and depth of institutional knowledge.

Certain Transactions

Some of the directors and executive officers of the Company and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, the Company in the ordinary course of the Company’s business, and the Company expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend in such transactions were made in the ordinary course of business, in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other non-affiliated persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectability or present other unfavorable features.

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Proposal 1: Election of Directors

Audit & Risk Committee

The Board has determined that each member of the Audit & Risk Committee meets the independence requirements of NASDAQ’s listing standards and the SEC rules applicable to audit committee members and has the ability to read and understand fundamental financial statements. The Board has also determined that Mr. McClintock is qualified as an audit committee financial expert and that he has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and NASDAQ’s listing standards.

The Audit & Risk Committee selects and reviews the performance of our independent auditors and approves, in advance, all engagements. The Audit & Risk Committee reviews all internal and external audits, reports any significant findings of audits to the Board, and ensures that the Company’s internal audit plans are met, programs are carried out, and deficiencies and weaknesses are addressed. The Audit & Risk Committee meets regularly to discuss and review the overall audit plan. The Audit & Risk Committee’s policy is to pre-approve all recurring audit and non-audit services provided by the independent auditors using engagement letters. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit & Risk Committee regarding all services provided by the independent auditors and fees associated with those services performed to date. The fees paid to the independent auditors in 2024 and 2023 were approved per the Audit & Risk Committee’s pre-approval policies.

The Audit & Risk Committee also oversees the Company’s enterprise risk management function.

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Proposal 1: Election of Directors

Corporate Governance & Compensation Committee

The Board has determined that each member of the Corporate Governance & Compensation Committee is “independent” within the meaning of the listing standards and rules of NASDAQ, including those applicable to compensation committee members. The Corporate Governance & Compensation Committee, which functions as the Board’s nominating and compensation committees, identifies qualified individuals as prospective Board members, recommends to the Board the director nominees for election at the annual meeting of shareholders, nominates the Chairperson and Vice-Chairperson of the Board, and develops and recommends corporate governance guidelines to the Board of Directors.

The Corporate Governance & Compensation Committee at least annually reviews, adjusts (as appropriate) and approves the Company’s directors’ compensation, including cash, equity, or other compensation for service on the Board, any committee of the Board, and as Chairperson of the Board or any committee of the Board. The Corporate Governance & Compensation Committee at least annually reviews, adjusts (as appropriate) and approves the Chief Executive Officer’s compensation, provides advice and consents to the Chief Executive Officer in the review and adjustment of executive officer compensation (other than the Chief Executive Officer), approves the compensation strategy for the Company’s employees, reviews and recommends for approval by the Board all equity-based compensation, including stock options and stock grants, and approves other personnel matters which are in excess of management’s authority.

The Corporate Governance & Compensation Committee does not have any written specific minimum qualifications or skills that the committee believes must be met by either a committee-recommended or a shareholder-recommended candidate to serve on the Board. The Corporate Governance & Compensation Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective, skills, or experience. While no specific diversity policy exists, in practice, when identifying and evaluating new directors, the Corporate Governance & Compensation Committee considers the diversity and mix of the existing members of the Board, including, but not limited to, such factors as: the age of the current directors, their geographic location (being a community bank, there is a strong preference for local directors), background, skills, and employment experience. Among other things, when examining a specific candidate’s qualifications, the Corporate Governance & Compensation Committee considers the candidate’s ability to represent the best interest of the Company; existing relationships with the Company; interest in the affairs of the Company and its purpose; ability to fulfill director responsibilities; leadership skills; reputation within the Company’s community; community service; integrity; business judgment; ability to develop business for the Company; and ability to work as a member of a team. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Committee does not discriminate against prospective nominees on the basis of race, religion, national origin, gender, sexual orientation, disability or any other basis proscribed by law. All nominees to be considered for election as directors at the Meeting were recommended by the Corporate Governance & Compensation Committee.

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Proposal 1: Election of Directors

The Corporate Governance & Compensation Committee will consider nominees to the Board proposed by shareholders. The Board has no formal policy with regard to shareholder nominees but considers all nominees on their merits as described above. Any shareholder nominations must comply with the nomination procedures set forth in the Company’s Bylaws. See “Shareholder Proposals and Nominations.” Suggestions for nominees and shareholder nomination should be addressed to:

Board Secretary

Plumas Bancorp

5525 Kietzke Lane, Suite 100

Reno, Nevada 89511

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Proposal 1: Election of Directors

Corporate Citizenship Practices

Oversight of Plumas Bank’s corporate citizenship program is provided by the Board of Directors through the Corporate Governance & Compensation Committee. The Corporate Citizenship working group, formed in 2023 and comprised of representatives from key business units including leadership, orchestrates the Company’s corporate citizenship endeavors. The Company issued a Corporate Citizenship Report again in 2024, describing new efforts undertaken and ongoing endeavors continued.

Key efforts identified in the report included formalization of certain fee waivers, the launch of a leadership training program, and further technological developments to best serve our stakeholders.

We continue to provide educational benefits including up to $5,000 per employee annually for vocation-related higher education, banking school enrollment opportunities, and an extensive training program with both Bank-wide and career-specific offerings.

Client support includes insufficient funds and overdraft fees waivers in the event of client hardship, loan deferments in the event of borrower hardship, and monthly service fee waivers to charitable organizations, first responders, and military personnel (subject to certain qualifications).

Technological developments included being amongst the first 10% of the approximately 1,000 banks in the San Francisco Federal Reserve District to implement FedNow as a receiving institution. Additionally, we retooled our lending platform to offer online business loan applications, which has created efficiencies in resources and reduced paper usage. Implementation of new branch transaction software in 2023 further reduced paper usage across our institution. As a result of these and other technology focused endeavors, online banking usage increased 77% over the past few years. We continue to identify areas of opportunity including formalization of current practices and development of new programs.

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Proposal 1: Election of Directors

Compensation of Directors

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2024.

Director Compensation Table
Name	Fees Earned or Paid in Cash (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michonne R. Ascuaga	$48,000	N/A	$31,444.44	N/A	N/A	$480	$79,924.44
Steven M. Coldani	$53,400	N/A	$31,444.44	N/A	N/A	$480	$85,324.44
Heidi S. O’Gara	$48,000	N/A	$31,444.44	N/A	N/A	$480	$79,924.44
Richard F. Kenny	$48,000	$34,444.77	$0	N/A	N/A	$480	$82,924.77
Robert J. McClintock	$53,400	$34,444.77	$0	N/A	N/A	$480	$88,324.77
Kevin Foster (4)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Sushil A. Patel (5)	$44,000	$34,444.77	N/A	N/A	N/A	$440	$78,884.77
Terrance J. Reeson (6)	$48,000	$20,027.40	$0	N/A	N/A	$480	$68,507.40
Daniel E. West	$58,500	N/A	$31,444.44	N/A	N/A	$480	$90,424.44

(1)	During 2024, non-employee directors received a monthly fee of $4,000. The Audit & Risk Committee and Loan Committee chairs each received $4,450 per month. The Board Chair received $4,875 per month.
(2)

As of December 31, 2024, the non-employee directors held exercisable options to purchase shares of common stock in the following amounts: Ms. Ascuaga, 4,800 shares; Mr. Coldani, 7,300; Mr. Foster, 0 shares; Mr. Kenny, 4,567 shares; Mr. McClintock, 7,300 shares; Ms. O’Gara, 4,800 shares; Mr. Patel, 0 shares; Mr. Reeson, 5,700 shares; and Mr. West, 7,300 shares. On February 21, 2024 the Company granted 3,400 options having a strike price of $34.07 per share to each of four of its Directors. In addition, three of its Directors were issued 1,011 restricted stock units at $34.07 per share which vested in full on February 21, 2025. One Director was issued 435 restricted stock at $46.04 per share on December 18, 2024.

(3)	Each director is provided a $40 per month allowance for purchase of an electronic device to access board materials.
(4)	Mr. Foster joined the Board of Directors in 2025 and therefore received no compensation in 2024.
(5)	Mr. Patel joined the Board of Directors in February 2024.
(6)	Mr. Reeson retired from the Board of Directors on December 31, 2024.

Director Retirement Agreements

The Company has entered into Director Retirement (fee continuation) Agreements with its non-employee directors other than Messrs. Patel and Foster. The fee continuation agreements provide a retirement benefit to the directors as an incentive to continue informal service with the Company. The agreements provide for fee continuation benefits of up to $15,000 per year with a term of 12 years after retirement for Mr. West and a term of 15 years after retirement for Mmes. Ascuaga and O’Gara and Messrs. Coldani, Kenny and McClintock. In the event of death prior to retirement, Mr. West’s beneficiaries would receive full fee continuation benefits, Messrs. Coldani’s and McClintock’s beneficiaries would be entitled to receive a lump sum payment of $30,000, and Mmes. Ascuaga’s and O’Gara’s and Mr. Kenny’s beneficiaries would receive a lump sum equal to the accrual balance. In the event of disability wherein the director does not continue service with the Company, the director is entitled to fee continuation benefits, at a reduced amount depending on the length of service with the Company, beginning the month following termination of service. Mr. West’s agreement allows for a hardship distribution under specified circumstances. Hardship distributions are limited to the amount the Company had accrued under the terms of the agreement as of the day the director petitioned the Board to receive a hardship distribution. Upon a change in control, the director is eligible to receive the full fee continuation benefits upon the director’s termination of service. Mr. West’s benefits are informally funded by single premium life insurance policies. The director is the insured party and the Company is the beneficiary of the policy.

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Proposal 1: Election of Directors

Post-Retirement Consulting Agreements

The Company has entered into Post-Retirement Consulting Agreements with Mr. West and certain former directors upon their retirement from the Board, including Terrance J. Reeson, who retired from the Board on December 31, 2024 upon reaching the mandatory retirement age. The purpose of the Agreement is to provide consideration to the Board members in exchange for consulting services after their retirement from the Board. The Agreement provides for consulting fees of $15,000 per year for three years after retirement. In the event of death prior to completion of the consulting services, the beneficiary will receive death benefits equal to $30,000 less any payments already received. In the event of disability wherein the retired director is unable to continue consulting services with the Company, the Company may terminate the director’s post-retirement consulting services. If the retired director voluntarily terminates his consulting services for other than good reason or if the Company terminates the director’s post-retirement consulting services for cause, the Post-Retirement Consulting Agreement will terminate.

Stock Ownership Guidelines

Our stock ownership guidelines require our Directors to have ownership or voting power over Plumas Bancorp valued at $150,000 or more, measured at the time of investment. The guidelines, which are set forth in the Board of Directors Retirement, Succession, and Selection Policy, allow new directors up to 36 months to satisfy this requirement. Mr. Patel, who was appointed to the Board of Directors in 2024, has until February 2027 to meet the requirements. Mr. Foster, who was appointed to the Board of Directors in 2025, has until February 2028 to meet the requirements. All other Directors meet the ownership guidelines.

32

Executive Compensation

Proposal 2:

Non-Binding Advisory Vote on Executive Compensation

Proposal 2, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to provide an advisory vote on the Company’s executive compensation as disclosed in this proxy statement through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K is hereby APPROVED.”

This advisory vote is required under Section 14A of the Exchange Act and the related rules of the SEC. Because the vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision made by the Board of Directors, and will not create or imply any additional fiduciary duty on the Board of Directors. The Corporate Governance & Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors believes that the Company’s executive compensation program is reasonable in comparison both to similar sized companies in the industry and to the performance of the Company during 2024. We also believe that the Company’s compensation program is effective in aligning the interests of the executives with the interests of the Company’s shareholders on a long-term basis and is appropriate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

34

Executive Compensation

Proposal 3:

Non-Binding Advisory Vote on the Frequency of Future Advisory Votes on the Company’s Executive Compensation

We are seeking advisory shareholder approval of the frequency of advisory shareholder votes on compensation of named executive officers. Section 14A of the Exchange Act requires publicly traded companies to allow shareholders to indicate, on an advisory (nonbinding) basis at least once every six years, how frequently the Company should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. This proposal allows shareholders to indicate whether they prefer an advisory vote on named executive officers every one, two or three years, through the following resolution:

“RESOLVED, that the shareholders of Plumas Bancorp recommend that the Company hold an advisory vote on the compensation of the named executive officers, as disclosed pursuant to the SEC’s rules, every one, two or three years, as determined by the option that receives the highest number of shareholder votes.”

The next time shareholders will have an opportunity to vote on the frequency of advisory shareholder votes to approve the compensation of our named executive officers will be in 2031. We value the opinion of our shareholders and welcome communication regarding our executive compensation policies and practices. Primarily based on the results of the advisory vote taken in 2019 in which 56% of the votes cast, excluding broker non-votes, voted in favor of a triennial vote on the compensation of the name executive officers, the Board had previously adopted a policy to provide a vote every three years on executive compensation. After taking into account various considerations described below, we believe that an annual vote will provide shareholders with the ability to express their views on our executive compensation policies and practices.

Our executive compensation program is administered by our Corporate Governance & Compensation Committee, as described in this proxy statement. Compensation decisions with respect to our named executive officers, are disclosed in our proxy statement. We believe that establishing a one-year time frame for holding shareholder advisory votes on executive compensation will enhance shareholder communication and allow the Company to engage with and respond to shareholders in terms of expressed concerns or other feedback.

Although, as an advisory vote, this proposal is not binding upon the Company or the Board, the Board will carefully consider the shareholder vote on this matter, along with all other expressions of shareholder views it receives on this matter.

While you have the opportunity to vote for every 1, 2 or 3 years, or abstain from voting on the frequency of shareholders voting on “say-on-pay”, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF EVERY 1 YEAR.

2025 Proxy Statement	35

Executive Compensation

Compensation of Executives

The following table sets forth information concerning the executive officers of the Company and the Bank:

Name	Age	Principal Occupation During the Past Five Years
Andrew J. Ryback	59	President and Chief Executive Officer of the Company and the Bank
Richard L. Belstock	68	Executive Vice President and Chief Financial Officer of the Company and the Bank
Aaron M. Boigon	49	Executive Vice President and Chief Information Officer of the Bank since April 1, 2018 and of the Company since April 21, 2021.
BJ North	74	Executive Vice President and Chief Banking Officer of the Bank
Jeffrey T. Moore	68	Executive Vice President and Chief Credit Officer of the Bank since February 21, 2019. Senior Vice President, Credit Administrator of the Bank from January 2018 to February 21, 2019.

The following table sets forth information concerning the compensation earned by the Company’s President and Chief Executive Officer and the two other most highly compensated executive officers during 2023 and 2024 (collectively, the “named executive officers.”)

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Andrew J. Ryback, President and CEO of the Company and Plumas Bank	2024	$522,500	$0	$0	$44,400	$284,963	$0	$15,468	$867,331
	2023	$450,000	$0	$0	$0	$276,755	$0	$13,519	$740,274
Richard L. Belstock, EVP and CFO of the Company and Plumas Bank	2024	$307,500	$0	$0	$31,450	$122,444	$0	$14,944	$476,338
	2023	$277,500	$0	$0	$0	$118,418	$0	$15,357	$411,275
BJ North, EVP and Chief Banking Officer of Plumas Bank	2024	$293,000	$0	$0	$31,450	$115,573	$0	$9,624	$450,021
	2023	$268,500	$0	$0	$0	$110,922	$0	$11,874	$391,296
(1)	The Company did not grant any stock awards to NEOs in 2024 or 2023.
(2)

The amounts reported in this column represent the aggregate grant date fair value of stock option awards in accordance with Financial Accounting Standards Board Accounting Standard Codification No. 718-10. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For additional information regarding this valuation methodology and the assumptions used to arrive at the estimates, please refer to Note 2, to the Company’s consolidated financial statements included in the Company’s Annual Report to Shareholders for the year ended December 31, 2024. On February 21, 2024 the CEO was granted 4,800 options with a strike price of $34.07 per share. Each of the NEO’s was granted 3,400 options also with a strike price of $34.07 per share on the same date.

(3)

The amounts in column (i) include premiums paid and accrued on life insurance policies (Mr. Ryback), personal use of a Company automobile (Mr. Ryback and Ms. North), tax gross ups, Company-provided gasoline (Mr. Ryback and Mr. Belstock), Company 401(k) matching contributions, and cell phone allowance.

36

Executive Compensation

Non-Equity Incentive Plan

On December 20, 2023, the Board approved the Company’s cash non-equity incentive plan for 2024 (the “2024 NEI” or the “Plan”). Eligible employees under the 2024 NEI include all employees of the Company’s subsidiary, Plumas Bank, who are regularly scheduled to work at least 20 hours per week. The aggregate bonus pool was comprised of two pools, one for officers of the Company and one for all other employees. The officers’ portion represented 90.9% of the combined pools. Incentives were payable under the 2024 NEI once the Bank exceeded the 50th percentile of return on assets (“ROA”) with ROA calculated as of September 30, 2024 as follows: annualized year to date pretax income1 divided by average year to date assets. The percentile is calculated based on a peer group composed of commercial banks with total assets as of September 30, 2024 of between $1 billion and $3 billion. The higher the percentile, the higher the bonus pool. The maximum total bonus pool available for distribution was 8.8% of pretax pre-bonus income as of December 31, 2024. At an 80.8 percentile the total bonus pool available for distribution would be 5.5% of pretax, pre-bonus income with the officer’s pool totaling 5.0% of pretax, pre-bonus income and the other employees sharing in the remaining pool dollars. Up to 12% of the officers’ pool could be allocated to the Company’s Chief Executive Officer (“CEO”) and President. Executive Vice Presidents (“EVPs”) each can earn up to 4.65% of the officers’ bonus pool.

[1]	Income may be adjusted by unusual or nonrecurring items of revenue/expense at the discretion of the Company’s Corporate Governance and Compensation Committee.

2025 Proxy Statement	37

Executive Compensation

Under the 2024 NEI, the cash incentive payment to the Company’s CEO and President was based 50% on the ROA percentile, 16.7% upon the attainment of performance goals, and 16.6% upon various performance metrics with the remaining 16.7% based on the CEO’s performance during 2024, as evaluated by the Company’s Corporate Governance & Compensation Committee. Cash incentive payments for the Company’s EVPs were based 60.2% on the ROA percentile, 17.2% upon the attainment of performance goals, and 8.6% upon various performance metrics with the remaining 14.0% based on the CEO’s evaluation of each EVP’s performance during 2024.

For 2024, goals for the CEO included targeted increases in loans and deposits, exceeding an asset quality benchmark, and achieving selected strategic initiatives. Metrics included exceeding a targeted percentile of return on equity (calculated on a pre-tax basis) compared with a select group of peer institutions and exceeding budgeted net income. The Board has the ability to terminate or modify the Plan and all payouts under the Plan are subject to approval by the Company’s Corporate Governance & Compensation Committee. The Plan does not give any employee the right to or guarantee of continued employment. A total of one hundred eighty-four employees received incentive payments under the 2024 NEI, which were paid during the first quarter of 2025.

Incentives earned by the named executive officers under the 2024 Incentive Plan were as follows:

	Incentive Earned Based On:
Executive	ROA Percentile	Goals	Metrics	Performance	Total
Andrew J. Ryback	$178,101	$17,811	$29,684	$59,367	$284,963
Richard L. Belstock	$83,114	$7,125	$5,937	$26,269	$122,444
BJ North	$83,114	$7,125	$5,937	$19,397	$115,573

38

Executive Compensation

Pay Versus Performance

The following table provides information about the compensation paid to our principal executive officer (“PEO”), who is our CEO, and our other named executive officers (“NEOs”), the performance of the Company’s common stock and our net income.

Pay Versus Performance

Year (1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (in thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	$867,331	$900,387	$463,180	$480,346	$149.78	$28,619
2023	$740,274	$765,574	$401,285	$420,206	$127.28	$29,776
2022	$855,254	$812,072	$472,014	$443,354	$111.19	$26,444
(1)	Andrew J. Ryback was our Chief Executive Officer and President and our remaining NEOs were Richard L. Belstock, Chief Financial Officer, and BJ North, Chief Banking Officer.
(2)

“Compensation actually paid” to executive officers in columns (c) and (e) is adjusted in accordance with Item 402(v) of SEC Regulation S-K and does not reflect all compensation actually earned, received, or realized by our executive officers, including with respect to equity awards. These adjustments for equity awards are described in the following tables:

Adjustments to Determine Compensation “Actually Paid” for PEO	2024	2023	2022
Deduction for Amounts Reported under the “Option Awards” Column in the Summary Compensation Table	$(44,400)	$0	$(108,278)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	$48,096	$0	$36,722
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	$30,888	$32,640	$13,176
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	$(3,552)	$(9,364)	$13,176
Total Adjustments	$33,056	$25,299	$(43,182)

(3)	The following table sets forth the adjustments made during each year represented in the PVP Table to arrive at compensation “actually paid” to our non-PEO NEOs during each of the years in question:

Average of Adjustments to Determine Compensation “Actually Paid” for Other NEO	2024	2023	2022
Deduction for Amounts Reported under the “Option Awards” Column in the Summary Compensation Table	$(31,450)	$0	$(75,479)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	$27,229	$0	$27,229
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	$21,879	$23,120	$8,784
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	$(2,516)	$(6,222)	$8,784
Total Adjustments	$17,166	$18,922	$(28,660)

2025 Proxy Statement	39

Executive Compensation

Pay Versus Performance

As shown in the chart, the PEO and other NEOs’ compensation actually paid (“CAP”) amounts are aligned with the Company’s total shareholder return (“TSR”). This is due in large part to the Company’s use of incentive payments which are tied to the Company’s financial performance.

As shown in the chart, the Company’s net income declined slightly in 2024. The PEO and other NEOs’ CAP reflects actual incentive earned under the incentive plans and the biannual granting of option awards. The Company’s incentive payments are tied to the Company’s financial performance.

Equity Compensation

The Board considers equity compensation in the form of stock options, restricted stock awards, and restricted stock units that vest over time to be an important component of its compensation program because it helps align the interests of the Company’s executives to those of its shareholders and provides a significant retention incentive. In 2022 the Company’s shareholders approved the Plumas Bancorp 2022 Equity Incentive Plan (the “2022 Plan”), which allows for the grant of stock option awards, restricted stock, and restricted stock units to directors, executives and employees. The 2022 Plan has a term of 10 years. Up to 576,550 shares of common stock may be issued pursuant to awards under the 2022 Plan, of which 362,882 remained available for future grants as of December 31, 2024. The Corporate Governance & Compensation Committee approves and recommends to the Board for its approval all equity compensation awards. The Company only grants stock options having an exercise price equal to fair market value of the Company’s common stock at the time of grant. The exercise price of stock options is set at the closing stock price on the date of grant. All option grants to employees have a maximum vesting period of five years and expire no more than 10 years from the date of grant. The 3,033 restricted stock units issued to directors in 2024 had a one-year vesting period. The 435 restricted stock issued to Mr. Reeson in 2024 vested at December 31, 2024.

40

Executive Compensation

While the Company does not have formal policy or obligation that requires it to grant or award equity-based compensation on a specific date, the Corporate Governance & Compensation Committee and the Board have a historical practice of not granting stock options or other equity awards to executive officers during closed quarterly trading windows as determined under the Company’s insider trading policy. Consequently, the Company has not granted, and does not expect to grant, any equity awards to any named executive officers within four business days preceding or one business day following the filing with the SEC of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Corporate Governance & Compensation Committee and the Board do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information in order to impact the value of executive compensation.

The Company considers the officer’s position level in the determination of the total value of the equity-based compensation to be included in the officer’s total compensation. Generally, the higher the officer’s level, the greater the equity compensation. Additional options and/or restricted stock may be granted to an individual based on outstanding achievement. This is consistent with the Company’s philosophy of rewarding those officers who have the most impact on our performance.

Employment Agreements, Post-Employment Benefits and Potential Payments Upon Termination or Change of Control

CEO Employment Agreement. On December 16, 2021, the Company and its subsidiary, Plumas Bank, entered into an Employment Agreement (the “Employment Agreement”) with Andrew J. Ryback, who is the President and Chief Executive Officer of the Company and the Bank. The Employment Agreement has a term of three years and after three years will automatically renew each year unless either party elects to terminate it prior to renewal.

The Employment Agreement provides that Mr. Ryback will continue to serve as the President and Chief Executive Officer of the Company and the Bank and will receive an annual base salary of $382,000, subject to annual review for increase but not decrease. Mr. Ryback’s annual base salary was increased to $552,500 as of January 1, 2024. He has the opportunity to earn an annual bonus and will participate in any annual incentive compensation program established by the Board, the Company’s equity incentive plans and such other benefit programs of the Company and the Bank available to executive employees generally. He receives an automobile allowance or use of a car owned by the Company.

2025 Proxy Statement	41

Executive Compensation

If Mr. Ryback’s employment is terminated without “Cause” or if he terminates his employment for “Good Reason” (in each case, as defined in the Employment Agreement), then he will be entitled to receive payments equal to one and a half (1.5) times his annual base salary and reimbursement of COBRA expenses for up to 18 months. If Mr. Ryback’s employment is terminated for Cause or for his death, disability or resignation without Good Reason, he will not be entitled to any severance compensation.

If Mr. Ryback’s employment is terminated without Cause or if he terminates his employment for Good Reason, in either case within six months before or 24 months after a “Change in Control” (as defined in the Employment Agreement), he will be entitled to receive the following severance compensation in lieu of other severance benefits under the Employment Agreement: (1) two and a half (2.5) times his annual base salary, (2) his bonus for the year prior to his termination if not previously paid, (3) a prorated portion of his target bonus for the year in which his termination occurs, based on the number of months elapsed prior to his termination, and (4) reimbursement of up to 18 months of COBRA premiums.

Receipt of the severance benefits is conditioned on Mr. Ryback releasing the Company and its affiliates from all legal claims. In addition, Mr. Ryback agrees to protect the Company’s trade secrets and confidential information and, for a period of 18 months following his termination, that he will not induce employees to leave the Company’s employment or use confidential information to solicit the Company’s customers.

The Employment Agreement provides that if Mr. Ryback becomes entitled to any payments, benefits, or distributions from the Company or the Bank that would be subject to Section 280G of the Internal Revenue Code or any corresponding provisions of state or local excise tax law, then such payments, benefits, or distributions will be reduced to the extent the reduction would place Mr. Ryback in a better after-tax position.

In addition, any incentive compensation paid to Mr. Ryback is subject to potential clawback as required by any applicable law, government regulation, stock exchange listing requirement or the Company’s policies adopted pursuant to such laws or requirements.

The Company has not entered into employment or change in control/severance agreements with any of the executive officers other than Mr. Ryback.

Salary Continuation Agreements. The Board considers providing significant post-employment benefits in the form of salary continuation benefits to our executives as an important long-term component of their total executive compensation to reward them for their service and loyalty to the Company. These post-employment benefits also help the Company retain executives because the benefits are subject to vesting over a period of years.

In 2005, the Company entered into a salary continuation agreement with Mr. Ryback, which was subsequently amended, most recently on February 1, 2023. The purpose of the salary continuation agreement is to provide a special incentive to the experienced executive officer to continue employment with the Company on a long-term basis. The agreement provides Mr. Ryback with annual post-retirement salary continuation benefits of up to $140,000 for 15 years after retirement at age 65. If Mr. Ryback terminates employment with the Company for a reason other than death or disability prior to the retirement age of 65, he or his beneficiary will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits for Mr. Ryback occurs at a rate that provides for a 90% vesting at age 60 and 2% per year for the next five years of service. In the event of disability wherein Mr. Ryback does not continue employment with the Company, he is entitled to salary continuation benefits, at a reduced amount depending on the length of service with the Company, beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier.

42

Executive Compensation

If Mr. Ryback’s employment terminates within a period of 24 months after a change in control of the Company, the unvested portion of his salary continuation benefits would vest and the payment of the salary continuation benefits would begin the month following the month of termination, subject to the reduction of benefits if the benefits result in a limitation of deductibility of such benefits for the Company under Section 280G of the Internal Revenue Code.

The salary continuation benefits are informally funded by single premium life insurance policies with Mr. Ryback as the insured party and the Company as the beneficiary of the policies. The Company has entered into a split dollar agreement with Mr. Ryback in which the Company agrees to divide the net death proceeds of life insurance policies on Mr. Ryback’s life with Mr. Ryback’s beneficiary. However, Mr. Ryback’s rights or interests in the split dollar policies no longer exist once he ceases to be employed by the Company for any reason whatsoever prior to normal retirement age, provided that he has received or had the opportunity to receive any benefit under his executive salary continuation agreement. The Company has agreed to pay the taxes on the imputed income on the life insurance benefit provided to Mr. Ryback under the split dollar agreement.

In 2016, the Company entered into salary continuation agreements with Mr. Belstock and Ms. North which were subsequently amended, most recently on February 1, 2023. As amended, the agreements provide Mr. Belstock with annual post-retirement salary continuation benefits of up to $88,500 for 10 years and Ms. North with annual post-retirement salary continuation benefits of up to $82,500 for 10 years, in each case subject to his or her continuous employment through March 31, 2026. If Mr. Belstock or Ms. North terminates employment with the Company for a reason other than a change in control prior to the retirement date of March 31, 2026, he/she will be entitled to salary continuation benefits at a reduced amount depending on their length of service with the Company. In the event that Mr. Belstock or Ms. North terminates their employment with the Company or its successor within a period of 24 months after a change in control, he/she is entitled to the full vesting of their salary continuation payments and the payment of the salary continuation benefits beginning with the month following the month of termination, subject to the reduction of benefits if the benefits result in a limitation of deductibility of such benefits for the Company under Section 280G of the Internal Revenue Code.

2025 Proxy Statement	43

Executive Compensation

Perquisites

The Company offers a qualified 401(k) plan in which the named executive officers participate on the same terms as all other employees. During 2024 and 2023 the Company contributed a matching amount of 30% of the employee’s contribution up to a total of 3% of the employee’s compensation. The Company also offers its executives medical, dental, and vision plans under the same terms available to all employees. Other perquisites and benefits, which do not represent a significant portion of the named executive’s total compensation, include for Mr. Ryback and Ms. North a Company-provided automobile and maintenance and, for Mr. Ryback, the payment of his portion of the split dollar insurance premium. The Company provides each of the named executive officers a monthly allowance to cover the business portion of their cellular phone use, gasoline for business use in their automobiles and a tax gross up on selected perquisites. These plans and the contributions provide an additional benefit to attract and retain executive officers of the Company.

Outstanding Equity Awards as of December 31, 2024

The following table shows all outstanding option awards held by the named executive officers as of December 31, 2024.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Andrew J. Ryback	5,000 (1)	0 (1)	N/A	$21.45	10/21/2027
	4,800 (2)	7,200 (2)	N/A	$31.00	08/16/2032
	0 (3)	4,800 (3)	N/A	$34.07	02/21/2034
Richard L. Belstock	6,100 (1)	0 (1)	N/A	$21.45	10/21/2027
	3,400 (2)	5,100 (2)	N/A	$31.00	08/16/2032
	0 (3)	3,400 (3)	N/A	$34.07	02/21/2034
BJ North	2,400 (1)	0 (1)	N/A	$21.45	10/21/2027
	3,400 (2)	5,100 (2)	N/A	$31.00	08/16/2032
	0 (3)	3,400 (3)	N/A	$34.07	02/21/2034
(1)	Options were granted 10/21/2019, have an eight-year life and vest 25% per year beginning 10/21/2020.
(2)	Options were granted 08/16/2022, have a ten-year life and vest 20% per year beginning 08/16/2023.
(3)	Options were granted 02/21/2024, have a ten-year life and vest 20% per year beginning 02/21/2025.

There were no other outstanding stock awards held by any of the NEOs as of December 31, 2024.

44

Proposal 4: Ratification Of Appointment of Independent Registered Public Accounting Firm

Proposal 4: Ratification Of Appointment of Independent Registered Public Accounting Firm

Our Audit & Risk Committee has appointed Elliott Davis, LLC (“Elliott Davis”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025. At the meeting, shareholders will be asked to ratify that appointment.

Proposal 4 is nonbinding. If the appointment of Elliott Davis is not ratified, our Audit & Risk Committee will consider whether to appoint another independent registered public accounting firm in its discretion. If the appointment is ratified, our Audit & Risk Committee in its discretion may appoint a different independent registered public accounting firm at any time if it determines that such a change would be advisable.

Elliott Davis served as the independent registered public accounting firm for the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2024. Representatives of Elliott Davis are expected to be present at the Meeting, and if present will have an opportunity to make any statement that they may desire and will be available to answer appropriate questions from shareholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Elliott Davis, LLC as independent auditors of the Company for the fiscal year ending December 31, 2025.

Change in Independent Accounting Firm

Eide Bailly LLP (“Eide Bailly”) served as the independent registered public accounting firm for the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2023.

On November 17, 2023, Eide Bailly notified the Company that it would exit the financial institution portion of its SEC audit practice, and therefore would decline to stand for reappointment as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

The report of Eide Bailly regarding the Company’s financial statements for the year ended December 31, 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2023, (i) there were no disagreements with Eide Bailly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Eide Bailly, would have caused it to make reference to such disagreement in its report and (ii) there were no reportable events that would require disclosure under Item 304(a)(1)(v) of Regulation S-K and the related instructions. The Company provided Eide Bailly with a copy of the preceding statements and requested Eide Bailly to furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements. A copy of Eide Bailly’s letter was included as an exhibit to the Company’s Form 8-K filed with the SEC on November 20, 2023.

46

Proposal 4: Ratification Of Appointment of Independent Registered Public Accounting Firm

On November 29, 2023, following the notification of resignation of Eide Bailly, the Company engaged Elliott Davis to serve as its independent registered public accounting firm for the year ending December 31, 2024. The decision to engage Elliott Davis was approved by the Company’s Audit & Risk Committee prior to the engagement. Prior to engaging Elliott Davis, the Company did not consult with Elliott Davis regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinion that might be rendered by Elliott Davis on the Company’s financial statements or any matters that were either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1) (v) of Regulation S-K). Prior to the Company’s engagement of Elliott Davis, Elliott Davis did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Fees Paid to Independent Auditors

Eide Bailly served as the independent registered public accounting firm for the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2023. Aggregate fees billed by Elliott Davis for the year ended 2024 and by Eide Bailly for the years ended 2024 and 2023 to the Company and the Bank and the percentage of those fees that were pre-approved by the Company’s Audit & Risk Committee are as follows:

Fee Description	2024		Percentage Pre-Approved	2023		Percentage Pre-Approved
	Elliott Davis	Eide Bailly		Elliott Davis	Eide Bailly
Audit fees	$398,579	$0	100%	$0	$386,000	100%
Audit-related fees	$0	$25,500	100%	$0	$23,100	100%
Tax fees	$0	$34,750	100%	$0	$23,100	100%
Other fees	$0	$0	N/A	$0	$0	N/A
Total fees	$398,579	$60,250	100%	$0	$432,200	100%

For 2024 and 2023, audit-related fees included the audits of the Company’s 401(k) plan and tax fees included work related to the preparation of the Company’s tax returns such as tax compliance, tax advice, and tax planning services. For 2024, Eide Bailly performed the audits of the Company’s 401(k) plan at a pre-approved fee of $25,500.

The Audit & Risk Committee has considered the provision of non-audit services provided by Eide Bailly to be compatible with maintaining their independence.

2025 Proxy Statement	47

Proposal 4: Ratification Of Appointment of Independent Registered Public Accounting Firm

The Audit & Risk Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent registered public accounting firm in connection with the Committee’s annual review of its charter. Pre-approval may be granted by action of the full Audit & Risk Committee or by delegated authority to one or more members of the Audit & Risk Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit & Risk Committee at its next meeting. In considering non-audit services, the Audit & Risk Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. For the year ended December 31, 2024 the Audit & Risk Committee approved all of the services provided by Elliott Davis and Eide Bailly that were designated as audit-related fees, tax fees and all other fees as set forth in the table above.

Audit & Risk Committee Report

This report of the Audit & Risk Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under either of these Acts.

The Board of Directors and the Audit & Risk Committee have reviewed the Company’s audited financial statements and discussed such statements with management. The Audit & Risk Committee has discussed with Elliott Davis, LLC, the Company’s independent auditors during the year 2024, all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by AS 1301 (Communications with Audit Committees) and Rule 2-07 (Communication with Audit Committees) of Regulation S-X and, with and without management present, discussed and reviewed the results of the independent external audit firm’s examination of the financial statements. The Committee also discussed the results of internal audits.

The Audit & Risk Committee has also received the written disclosures and the letter from Elliott Davis, LLC as required by the PCAOB’s Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions noted above, the Audit & Risk Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

The Audit & Risk Committee:

Robert J. McClintock, Chairman

Michonne R. Ascuaga

Heidi S. O’Gara

Sushil A. Patel

48

Shareholder Proposals and Nominations

The Company’s Bylaws require that shareholders provide the Company advance notice of proposals and nominations of candidates for election as directors at an annual meeting. In addition, under the Company’s Bylaws and SEC rules, shareholder proposals and director nominations that meet certain conditions may be included in our proxy materials and form of proxy for a particular annual meeting if they are presented to us in accordance with the following requirements.

Shareholders proposals intended to be considered for inclusion in next year’s proxy statement for the 2026 Annual Meeting of Shareholders must be received by the Company by December 11, 2025 which is 120 days prior to the anniversary date that we released this proxy statement to our shareholders.

Shareholders that intend to either (1) present a proposal at our 2026 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement for that meeting, or (2) nominate one or more candidates for election as directors at the 2026 Annual Meeting must give notice of the proposal to our Secretary no sooner than December 11, 2025, which is 120 days prior to April 10, 2026, which is the one-year anniversary of the date that we released this proxy statement to our shareholders, but no later than January 10, 2026, which is 90 days prior to that one-year anniversary. As set forth in Section 3.3 of our Bylaws, the shareholder’s notice to the Secretary must contain certain required information. In the event that the date of the 2026 annual meeting is advanced more than 30 days prior to April 10, 2026 or delayed more than 70 days after April 10, 2026, then to be timely, we must receive the notice no earlier than 120 days prior to the date of the 2026 annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which the Company announced the date of the 2026 annual meeting.

In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2026, provided that if the date for next year’s annual meeting is changed by more than 30 days from the anniversary date of the Meeting, then such notice must be provided by the later of 60 days prior to the date of next year’s annual meeting or the 10th day following the day on which public announcement of the date of next year’s annual meeting is first made by the Company. Our Bylaws also require that such shareholders comply and undertake to comply with Rule 14a-19’s requirements.

In addition, our Bylaws provide that any matter to be presented at the Annual Meeting must be proper business to be transacted at the Annual Meeting or a proper nomination to be decided on at the Annual Meeting and must have been properly brought before such meeting pursuant to our Bylaws by the proposing or nominating shareholder or their qualified representative.

Our Secretary must receive notices of shareholder proposals or nominations in writing at the executive offices of the Company at Plumas Bancorp, 5525 Kietzke Lane, Suite 100, Reno, Nevada 89511, Attention: Secretary.

You may contact Investor Relations, Attention Ms. Jamie Huynh, at the Company for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. Additionally, a copy of the Company’s Bylaws can be accessed at www.plumasbank.com.

50

Other Matters and Available Information

Other Matters

Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy at any and all adjournments or postponements thereof.

52

Other Matters and Available Information

Available Information

The Company’s common stock is registered under the Securities Exchange Act of 1934 and as a result the Company is required to file annual reports, quarterly reports and other periodic filings with the SEC which are posted and are available at no cost on the Company’s website, www.plumasbank.com, as soon as reasonably practicable after the Company files such documents with the SEC. These reports and filings are also available for inspection and/or printing at no cost through the SEC website, www.sec.gov. In addition, regulatory report data for both the Company and Plumas Bank are available for inspection and/or printing at no cost through the Federal Financial Institutions Examination Council’s website, www.ffiec.gov, and the Federal Deposit Insurance Corporation’s website, www.fdic.gov, respectively.

You may request a copy of this proxy statement, the Company’s Annual Report on Form 10-K, and form of proxy as for the Meeting or future shareholder meetings, free of charge, by calling us at 1.888.375.8627 or writing to us at Plumas Bancorp, 5525 Kietzke Lane, Suite 100, Reno, Nevada 89511, Attn: Ms. Jamie Huynh, Assistant Corporate Secretary, or by email at investorrelations@plumasbank.com.

2025 Proxy Statement	53

PLUMAS BANCORP

plumasbank.com

investorrelations@plumasbank.com

5525 Kietzke Lane

Suite 100

Reno, Nevada 89511

plumasbank.com

PLUMAS BANCORP

PLUMAS BANCORP
5525 KIETZKE LANE, SUITE 100
RENO, NV 89511

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V67927-P27452 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PLUMAS BANCORP

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect nine persons to serve as directors of Plumas Bancorp until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michonne R. Ascuaga
02) Steven M. Coldani
03) Heidi S. O'Gara
04) Richard F. Kenny
05) Robert J. McClintock
06) Sushil A. Patel
07) Kevin Foster
08) Andrew J. Ryback
09) Daniel E. West

	For	Against	Abstain
2. To approve the Company's executive compensation on an advisory (non-binding) basis.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. To approve the frequency of vote on executive compensation on an advisory (non-binding) basis.	☐	☐	☐	☐

	For	Against	Abstain
4. To vote on the ratification of the appointment of Elliott Davis, LLC as our independent auditors for the fiscal year ending December 31, 2025.	☐	☐	☐

5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

NOTE: The Board of Directors has fixed the close of business on March 25, 2025 as the record date for determining shareholders entitled to notice of and the right to vote at the meeting.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, including the Shareholder Letter, and Form 10-K are available at www.proxyvote.com.

V67928-P27452

PROXY
PLUMAS BANCORP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Steven M. Coldani, Heidi S. O'Gara, Sushil A. Patel, and Daniel E. West as proxies, with full power of substitution, to represent, vote and act, as designated on the reverse side, with respect to all shares of common stock of Plumas Bancorp (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 21, 2025 at 9:30 a.m. at the Nevada Museum of Art at 160 W. Liberty St., Reno, NV 89501 or any adjournments thereof, with all the powers the undersigned would possess if personally present.

The Board of Directors recommends you vote "FOR" the election of all of the nominees listed on this proxy for director, "FOR" approval of the Company's executive compensation, for every "1 YEAR" for frequency of vote on executive compensation, and "FOR" the ratification of the appointment of Elliott Davis, LLC as the Company's independent auditors for the fiscal year ending December 31, 2025. If no instruction is specified by the shareholder with regard to any matter on the proxy to be acted upon, the proxy holders will vote the shares in accordance with the recommendations of management. If any other matter is presented at the meeting, the proxy holders will vote in accordance with the recommendations of management.

PLEASE SIGN AND DATE ON THE REVERSE SIDE